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                                                                     EXHIBIT 6

                   EIGHTH AMENDMENT AND CONSENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT

                  EIGHTH AMENDMENT AND CONSENT, dated as of September 12, 2002, to the Amended and Restated Credit Agreement referred to below (this "Amendment") among DICK'S SPORTING GOODS, INC., a Delaware corporation ("Borrower"), the lenders party hereto ("Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, "Agent").

                               W I T N E S S E T H

                  WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

                  WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                  2.       Amendment to Section 3.9 of the Credit Agreement.
Section 3.9 of the Credit Agreement is hereby amended and restated as of the Amendment Effective Date (as hereinafter defined) to read as follows:

                  "3.9     Ventures, Subsidiaries and Affiliates; Outstanding
Stock and Indebtedness. Except for ASL, Borrower has no Subsidiaries. ASL engages in no business, operations or other activities and owns no property or assets and has no liabilities other than to the extent contemplated and permitted by Section 6.5. Borrower is not engaged in any joint venture or partnership with, or, except as set forth in Schedule 3.9 an Affiliate of, another Person. Except as set forth in Schedule 3.9, there are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which any Loan Party may be required to issue, sell or purchase any Stock or other equity security. Schedule 3.9 lists all outstanding Stock of each Loan Party and the percentage of ownership and voting interests of the owners thereof holding at least 5% of the Stock of each Loan Party as of the Schedule 3.9 Delivery Date. Schedule 6.3 lists all Indebtedness of each Loan Party as of the Closing Date."

                  3.       Amendment to Section 6.4 of the Credit Agreement.
Section 6.4 of the Credit Agreement is hereby amended as of the Amendment Effective Date by:

         (a) deleting the word "and" where it appears immediately prior to clause (e) of such Section 6.4; and

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         (b)      adding immediately prior to the last sentence of such Section
                  6.4 a new clause (f) to read as follows:

                           "and (f) Borrower may enter into or become a party to the IPO Transactions."

                  4.       Amendment to Section 6.5(b) of the Credit Agreement.
Section 6.5(b) of the Credit Agreement is hereby amended as of the Amendment Effective Date by:

         (a) deleting the word "and" where it appears immediately prior to clause (vii) of such Section 6.5(b); and

         (b)               inserting the following new clause (viii) in such
                  Section 6.5(b) to read as follows:

                           "and" (viii) enter into the transactions contemplated by the IPO Transactions; and"

                  5.       Amendment to Section 6.5(c) of the Credit Agreement.
Section 6.5(c) of the Credit Agreement is hereby amended and restated as of the Amendment Effective Date to read as follows:

                           "(c) amend its articles or certificate of incorporation, charter, by-laws or other organizational documents (other than as contemplated by the IPO Transactions); or"

                  6.       Amendment to Section 6.11 of the Credit Agreement.
Section 6.11 of the Credit Agreement is hereby amended as of the Amendment Effective Date by:

         (a) deleting the word "and" where it appears immediately prior to clause (i) of such Section 6.11; and

         (b)               inserting the following new clause (j) in such
                  Section 6.11 to read as follows:

                           "and (j) as may be permitted under the IPO
                           Transactions."

                  7. Amendment to Annex A. Annex A to the Credit Agreement is hereby amended as of the Amendment Effective Date by:

         (a)      adding the following new definitions to read as follows:

                           "'2002 Stock Plan' shall mean that certain 2002 Stock Plan of Borrower substantially in the form attached to the Eighth Amendment as Exhibit D thereto.

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                           'Employee Stock Purchase Plan' shall mean that
                           certain Employee Stock Purchase Plan of Borrower substantially in the form attached to the Eighth Amendment as Exhibit E thereto.

                           'Eighth Amendment' shall mean the Eighth Amendment and Consent to this Agreement, dated as of September 12, 2002.

                           'IPO' shall mean that certain proposed initial public offering of Borrower's common Stock under the Securities Act of 1933, as amended (which may include shares sold by selling stockholders, including Edward Stack and his relatives, as well as Borrower) as completed substantially as described in the Borrower's Form S-1 Registration Statement, Registration Number 333-96587 as filed with the Securities and Exchange Commission on July 17, 2002, as amended from time to time.

                           'IPO Transactions' shall mean the issuance of common Stock of the Borrower and sale of common Stock of certain of its stockholders, in connection with the IPO and the following transactions related to the IPO, including Borrower (i) amending and restating its Certificate of Incorporation in the form attached to the Eighth Amendment as Exhibit A; (ii) creating a new Class B common Stock with the rights set forth in such Amended and Restated Certificate of Incorporation, entering onto the Exchange Agreement in the form attached to the Eighth Amendment as Exhibit B, and issuing and selling shares of such Class B common Stock in connection with the IPO on the terms set forth in the Exchange Agreement; (iii) increasing the number of authorized shares of common Stock up to 100,000,000 shares in order to permit a stock split immediately prior to the IPO and to consummate a stock split in the form of a dividend and in the manner approved by the Board of Directors of the Borrower; (iv) amending and restating its Bylaws in the form attached to the Eighth Amendment as Exhibit C and creating three separate classes for the board of directors as set forth in such Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation; (v) adopting the 2002 Stock Plan; (vi) adopting the Employee Stock Purchase Plan; (vii) entering into that certain Amendment #1 to Second Amended and Restated Registration Rights Agreement in the form attached to the Eighth Amendment as Exhibit F; (viii) terminating the Second Amended and Restated Stockholder's Agreement, dated as of June 9, 2000; (ix) entering into an Option Agreement with Edward W. Stack in substantially the form attached hereto as Exhibit G; and (x) entering into any other agreement between or among the Borrower and some or all of its stockholders and some or all of the underwriters which is deemed necessary or advisable to consummate the IPO, including

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                           underwriting agreements, custody agreements, powers
                           of attorney, lock-up agreements, cross-receipts, representation letters and other similar agreements customarily delivered in connection with the closing of an initial public offering."

                           'Schedule 3.9 Delivery Date' shall have the meaning assigned to it in the Eighth Amendment." and

         (b) amending and restating the following definition in its entirety to read as follows:

                  'Permitted Stock Issuance' shall mean and include the issuance of common equity interests (including awards exercisable for common Stock or Class B common Stock, shares of common Stock and Class B common Stock) by Borrower to any Person (i) so long as no Default has occurred and is continuing or would occur as a result of such issuance, in an initial public offering (x) which is underwritten by a nationally recognized investment banking firm or other Person satisfactory to Agent in its discretion, (y) in which such equity interests are distributed to at least 25 Persons (other than Persons listed on Schedule 3.9), and (z) which is made pursuant to a registration statement on Form S-1, or any successor form thereto, relating to the registration of such common equity interests under the Securities Act of 1933, as amended, and other documents and agreements (including all underwriting or similar agreements and all documents filed with the Securities and Exchange Commission) in form and substance reasonably satisfactory to Agent, (ii) under the 2002 Stock Plan, (iii) under the Employee Stock Purchase Plan, (iv) upon the exercise of warrants listed on Schedule 3.9, (v) pursuant to the IPO and/or IPO Transactions or (vi) pursuant to the Dick's Clothing and Sporting Goods, Inc. Stock Option Plan, as amended through September 19, 1995 as in effect on April 16, 1999."

                  8. Amendment to Annex D. Annex D to the Credit Agreement is hereby amended as of the Amendment Effective Date by inserting the following new Paragraph 15 at the end of such Annex to read as follows:

                  "15.     SEC Filings and Press Releases. To Agent and Lenders,
                  promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Loan Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Loan Party to the public concerning material changes or developments in the business of any such Person."

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                  9.       Amendment to Credit Agreement Schedules. Schedules
6.4 and 11.8 to the Credit Agreement are hereby amended and restated as of the Amendment Effective Date to read as set forth as Schedules 6.4 and 11.8 attached hereto.

                  10. Consent. Agent and Lenders hereby consent, as of the Amendment Effective Date, to Borrower consummating the IPO and entering into the IPO Transactions. Agent and Lenders hereby consent and confirm that the IPO and IPO Transactions satisfy all conditions of clause (i) of the definition of Permitted Stock Issuance and no additional consent is needed thereunder as to the identity of any underwriter or with respect to any documents or agreement.

                  11. Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:

         (a) Each of the execution, delivery and performance by Borrower of this Amendment and the performance of the Credit Agreement, as amended hereby (the "Amended Credit Agreement") are within Borrower's corporate power and have been duly authorized by all necessary corporate and shareholder action.

         (b) This Amendment has been duly executed and delivered by or on behalf of Borrower.

         (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (d) No Default has occurred and is continuing both before and after giving effect to this Amendment.

         (e) All representations and warranties of the Loan Parties contained in the Credit Agreement and other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

                  12. Schedule 3.9. On or before 25 days following the date on which Borrower commences its initial public offering of its common stock under the Securities Act of 1933, as amended (the "Schedule 3.9 Delivery Date"), Borrower will deliver to Agent an updated Schedule 3.9 to the Credit Agreement.

                  13. Use of Proceeds. Upon the completion of the IPO, Borrower shall cause the next portion of the proceeds of the IPO (after all fees and expenses of the IPO)

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paid to Borrower (the "IPO Proceeds") to be deposited into its Concentration
Account and be initially applied against any amounts outstanding under the Revolving Credit Loan. Notwithstanding anything set forth herein to the contrary, this application of the IPO Proceeds shall not be considered a permanent reduction in the Aggregate Revolving Credit Commitment.

                  14. No Other Amendments, Consents. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a consent to or waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

                  15. Outstanding Indebtedness; Waiver of Claims. Borrower hereby acknowledges and agrees that as of September 11, 2002 the aggregate outstanding principal amount of the Revolving Credit Loan is $93,000,098.20 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

                  16. Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

                  17. Effectiveness. This Amendment shall become effective as of September 12, 2002 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to September 12, 2002:

                                    (a)      Amendment. Agent shall have
                  received eight (8) original copies of this Amendment duly executed and delivered by Agent, Required Lenders and Borrower and acknowledged by ASL.

                                    (b)      Board Resolutions. Agent shall have
                  received a certificate of the Secretary or an Assistant Secretary of Borrower certifying (i) the resolutions adopted by the Board of Directors of Borrower approving this Amendment and the Amended and Restated Promissory Notes and (ii) all documents evidencing other necessary corporate action by Borrower and required governmental and third party

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                  approvals, if any, with respect to this Amendment and the
                  Amended and Restated Promissory Notes.

                                    (c)      Payment of Expenses. Borrower shall
                  have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

                                    (d)      Representations and Warranties. All
                  representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

                  18. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  19. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered as of the day and year first above written.

                           BORROWER:

                           DICK'S SPORTING GOODS, INC.

                           By: /s/ Jeffrey Hennion
                              --------------------------------------
                           Name: Jeffrey Hennion
                           Title: Treasurer

                           AGENT:

                           GENERAL ELECTRICAL CAPITAL
                           CORPORATION, as Agent

                           By: /s/ Charles Chiodo
                              --------------------------------------
                           Name: Charles Chiodo
                           Its: Duly Authorized Signatory

                           LENDERS:

                           GENERAL ELECTRICAL CAPITAL
                           CORPORATION

                           By: /s/ Charles Chiodo
                              --------------------------------------
                           Name: Charles Chiodo
                           Its: Duly Authorized Signatory

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                           PNC BUSINESS CREDIT

                           By: /s/ Stephen W. Boyd
                              --------------------------------------
                           Name: Stephen W. Boyd
                           Title: Vice President

                           FLEET RETAIL FINANCE INC.

                           By: /s/ James R. Dore
                              --------------------------------------
                           Name: James R. Dore
                           Title: Director

                           NATIONAL CITY BANK OF PENNSYLVANIA

                           By: /s/ John L. Hayes IV
                              --------------------------------------
                           Name: John L. Hayes IV
                           Title: VP

                           WACHOVIA BANK, NATIONAL ASSOCIATION

                           By: /s/ Mark S. Suppie
                              --------------------------------------
                           Name: Mark S. Suppie
                           Title: Vice President

                           CITIZEN'S BUSINESS CREDIT

                           By: /s/ Donald A. Cmar
                              --------------------------------------
                           Name: Donald A. Cmar
                           Title: Vice President

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The undersigned Guarantor hereby (i) acknowledges to each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written above.

AMERICAN SPORTS LICENSING, INC.

By: /s/ Jeffrey Hennion
   ---------------------------------------
Name: Jeffrey Hennion
Title: Assistant Treasurer

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                                                                       EXHIBIT A

                Amended and Restated Certificate of Incorporation

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